                                                                   Exhibit 11.1




                            PAYLESS SHOESOURCE, INC.
                      COMPUTATION OF NET EARNINGS PER SHARE
                         FOR THE LAST THREE FISCAL YEARS


                                  FEB. 03,    JAN. 29,    JAN. 30,
(THOUSANDS, EXCEPT PER SHARE)       2001       2000        1999
                                  ---------  ---------   ---------
Basic Computation:
------------------

Net earnings before
 extraordinary loss                $124,151   $136,479    $134,959

Extraordinary loss                    3,568       -           -
                                   --------   --------    --------

Net earnings                       $120,583   $136,479    $134,959
Weighted average common
 shares outstanding                  23,686     31,221      35,412
                                   --------   --------    --------

Basic earnings per share
before extraordinary loss          $   5.24   $   4.37    $   3.81

Extraordinary loss                      .15       -           -
                                    -------   --------    ---------

Basic earnings per share           $   5.09   $   4.37    $   3.81
                                   ========   ========    ========



Diluted Computation:
-------------------

Net earnings before
extraordinary loss                 $124,151   $136,479    $134,959

Extraordinary loss                    3,568       -           -
                                   --------   --------    --------

Net earnings                       $120,583   $136,479    $134,959

Weighted average common
 shares outstanding                  26,686     31,221      35,412

Net effect of dilutive stock
  options based on the treasury
  stock method                          368        144         320
                                   --------   --------    --------

Outstanding shares for diluted
  earnings per share                 24,054     31,365      35,732
                                   ========   ========    ========

Diluted earnings per share
 before extraordinary loss         $   5.16   $   4.35    $   3.78

Extraordinary loss                      .15       -           -
                                   --------   --------    --------

Diluted earnings per share         $   5.01   $   4.35    $   3.78
                                   ========   ========    ========
